UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2009

Signature Exploration and Production Corp.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	333-382580 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)
___________________________

3200 Southwest Freeway, Ste 3300
Houston, Texas 77027
Phone: (888) 895-3594
Fax: (888) 800-5918

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

NA

(Former name, former address and former fiscal year, if changed since last report)

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company’s management and its independent accountants, Mark Bailey and Company, LTD, determined that the Company needs to make adjustments to previously issued financial statements related to a substantial modification of certain shareholder loans. The modification was deemed effective March 4, 2009 and affects the fourth quarter 2009 and first quarter 2010 financial statements.

 As a result of the modification the Company will recognize a loss in the amount of $202,500, which will increase the accumulated deficit and additional paid in capital by $202,500 through June 30, 2009.

The modification did not result in a change to the previous obligation at March 31, 2009. Rather, the notes were modified to include a conversion provision.

In light of the pending restatements, the Company’s stockholders should no longer rely on the Company’s previously filed financial statements for the year 2009 and for the first quarter of 2010. The Company intends to file, as promptly as practicable, amendments to its other periodic reports that have previously been filed with the Securities and Exchange Commission for the periods beginning April 1, 2008 to reflect the restatement.

The Audit Committee and management of the Company have discussed the matters disclosed in this item with Mark Bailey and Company, LTD.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature Exploration and Production Corp.

Dated: November 20, 2009	By: /s/ Steven Weldon
Steven Weldon
Chief Financial Officer and Director